Exhibit 99.1

KCG ANNOUNCES CONSOLIDATED EARNINGS OF $0.30

PER DILUTED SHARE FOR THE FIRST QUARTER OF 2014

Consolidated revenues of $383.7 million

and pre-tax earnings of $59.4 million during the quarter

KCG Board of Directors authorizes an initial $150 million share repurchase program

JERSEY CITY, New Jersey – May 2, 2014 – KCG Holdings, Inc. (NYSE: KCG) today reported consolidated earnings of $35.7 million, or $0.30 per diluted share, for the first quarter of 2014.

Net income for the first quarter of 2014 included income from continuing operations, net of tax, of $36.9 million, or $0.31 per diluted share. Pre-tax income from continuing operations for the quarter of $59.4 million included income of $1.8 million from investment gains net of asset write down charges. The $1.8 million comprised revenue of $9.6 million recognized by the Company with respect to its investments in BATS Global Markets, Inc. (“BATS”) and Direct Edge Holdings LLC (“Direct Edge”), which merged during the first quarter, a $7.6 million write down of capitalized debt costs related to the principal repayments of debt, and a lease loss accrual. Excluding these items, pre-tax income from continuing operations for the first quarter was $57.6 million. A reconciliation of GAAP to non-GAAP results is included in Exhibit 4.

KCG was formed July 1, 2013 as a result of the merger between Knight Capital Group, Inc. and GETCO Holding Company, LLC (“the Merger”). Financial results for the periods prior to the third quarter of 2013 contained herein solely represent the results of GETCO Holding Company, LLC as the accounting acquirer.

Select Financial Results

From Continuing Operations ($ in thousands except EPS)	1Q14	4Q13
Revenues	383,657	323,374
Trading revenues, net	258,297	212,809
Commissions and fees	112,257	111,083
GAAP pre-tax income (loss)	59,384	(16,699)
GAAP EPS	0.30	(0.15)
Non-GAAP pre-tax income	57,563	19,845

First Quarter Highlights

•	Consolidated revenues rose 19% from the fourth quarter of 2013

•	The Market Making segment grew revenues 19% and pre-tax income 59% from the fourth quarter of 2013

•	The Global Execution Services segment generated positive financial results

•	KCG completed $185 million in principal repayments on its first lien term loan; subsequent to the first quarter, KCG repaid the remaining $50 million and terminated the facility

Daniel Coleman, Chief Executive Officer of KCG, said, “During the first quarter, KCG began to demonstrate the potential earnings power of our model. We apply advanced technologies to market making, agency execution and trading venues in order to serve clients, attain scale and drive margin expansion. As integration activities subside, we’re devoting greater attention to organic growth opportunities from core capabilities. The revenue and margin improvement during the first quarter reflects progress to date in enhancing core capabilities as well as reducing the cost structure.”

In the first quarter of 2014, the Company began to charge the Market Making and Global Execution Services segments for the cost of aggregate debt interest. The interest amount charged to each of the segments is determined based on capital limits and requirements. Historically, debt interest was included within the Corporate and Other segment. This change in the measurement of segment profitability has no impact to the consolidated results, will only be reported prospectively and therefore will not be reflected in any prior period financial results.

Market Making

During the first quarter of 2014, the Market Making segment generated total revenues of $277.3 million and pre-tax income of $76.0 million, which included a debt interest charge of $7.2 million. In the fourth quarter of 2013, Market Making reported total revenues of $232.5 million and pre-tax income of $48.0 million.

This segment encompasses direct-to-client and exchange-based market making across multiple asset classes and is an active participant in all major cash, options and futures markets in the U.S. and Europe. The strong performance during the quarter was driven primarily by direct-to-client market making in U.S. equities. Contributing factors include the effectiveness of order execution models, greater efficiencies of scale and improved market conditions, in particular, a quarter-on-quarter rise in overall retail volume. In addition, fixed income market making offering GETDirect, which provides a bilateral market for U.S. Treasuries, recorded strong quarter-on-quarter growth in clients and average daily volume.

Select Trade Statistics: U.S. Equity Market Making

	1Q14	4Q13
Average daily dollar volume traded ($ millions)	27,321	26,566
Average daily trades (thousands)	3,958	3,909
Average daily shares traded (millions)	14,907	5,113
NYSE and NASDAQ shares traded	862	833
OTC Bulletin Board and OTC Market shares traded	14,045	4,280
Average revenue capture per U.S. equity dollar value traded (bps)	1.26	0.98

Global Execution Services

During the first quarter of 2014, the Global Execution Services segment generated total revenues of $87.2 million and pre-tax income of $2.0 million, which included a debt interest charge of $2.4 million. In the fourth quarter of 2013, Global Execution Services reported total revenues of $84.1 million and a pre-tax loss of $4.5 million.

The Global Execution Services segment comprises agency execution services and trading venues. The solid performance of institutional equities during the quarter was the result of closer coordination of sales, adjustments to the cost structure and a modest uptick in institutional trading of global equities. Institutional equity sales trading in the U.S. and U.K. made solid contributions while KCG’s algorithmic and EMS executions set a quarterly record for average daily U.S. equity share volume. Among KCG’s trading venues, KCG Hotspot grew average daily notional FX dollar value traded quarter-on-quarter and KCG BondPoint set a quarterly record for average daily fixed income par value traded.

Select Trade Statistics: Agency Execution and Trading Venues

	1Q14	4Q13
Average daily aggregate KCG EMS, Knight Direct and GETAlpha U.S. equity shares traded ( millions)*	281.0	256.1
Average daily KCG Hotspot notional foreign exchange dollar value traded ($ billions)	32.2	29.0
Average daily KCG BondPoint fixed income par value traded ($ millions)	144.2	133.0

*	KCG EMS, Knight Direct and GETAlpha average daily equities share volume includes U.S. exchange listed shares traded by the execution management system and algorithmic trading strategies.

Corporate and Other

The Corporate and Other segment includes strategic investments and corporate overhead expenses. During the first quarter of 2014, the Corporate and Other segment recorded total revenues of $19.1 million and a pre-tax loss of $18.7 million. Included in the results was revenue of $9.6 million resulting from the merger of BATS and Direct Edge, a $7.6 million write down of capitalized debt costs related to the principal repayment of debt and a lease loss accrual. Excluding these items, the Corporate and Other segment’s pre-tax loss for the first quarter was $20.8 million.

The $9.6 million revenue related to the merger of BATS and Direct Edge comprises a partial realized gain with respect to KCG’s investment in Direct Edge offset, in part, by KCG’s share of expenses incurred by BATS and Direct Edge in connection with the merger. Prior to the merger, KCG accounted for its strategic investment in BATS under the cost method and accounted for its investment in Direct Edge under the equity method. Following the merger, KCG owns 16.7% of the overall equity of BATS and 19.9% of the voting equity and will account for its interest in BATS under the equity method. This change in accounting principle is applied retrospectively and, as such, KCG will present its financial results for all prior periods with BATS accounted for under the equity method.

Financial Condition

As of March 31, 2014, KCG had approximately $651.1 million in cash and cash equivalents. Total outstanding debt was approximately $472.3 million. The company had $1.6 billion in stockholders’ equity equivalent to a book value of $12.46 per share and tangible book value of $10.85 per share.

KCG’s headcount at March 31, 2014 was 1,230 full-time employees as compared to 1,229 full-time employees at December 31, 2013.

Subsequent Events

Subsequent to the first quarter, on May 1, 2014, KCG’s Board of Directors approved an initial program to repurchase up to a total of $150 million in shares of the Company’s outstanding Class A Common Stock (“Common Stock”) and warrants to purchase shares of Common Stock (“Warrants”), subject to compliance with the covenants contained in the Company’s debt indenture. Under the program, the Company may repurchase shares or Warrants from time to time in open market transactions, accelerated stock buyback programs, tender offers, privately-negotiated transactions or by other means. Repurchases of shares may also be made under a Rule 10b5-1 plan. The timing and amount of repurchase transactions will be based on market conditions, share price, legal requirements and other factors. The program has no expiration date and may be suspended, modified or discontinued at any time without prior notice. There are no assurances that any repurchases of shares of Common Stock or Warrants may actually occur. As of May 1, 2014, the Company had approximately 125.7 million shares of Common Stock outstanding, including restricted stock units (“RSUs”) and 24.3 million outstanding Warrants.

On April 15, 2014, KCG completed an additional $50.0 million principal repayment on the Company’s $535.0 million first lien term loan entered into on July 1, 2013. With this repayment, KCG has fully repaid the loan and terminated the facility ahead of its December 5, 2017 maturity date.

Conference Call

KCG will hold a conference call to discuss first quarter 2014 financial results starting at 9:00 a.m. Eastern Time today, May 2, 2014. To access the call, dial 888-713-3596 (domestic) or 913-312-1507 (international) and enter passcode 1591513. In addition, the call will be webcast at http://www.media-server.com/m/acs/9b2975bbe5e318d76e0c3bd2a11393a2. Following the conclusion of the call, a replay will be available by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering passcode 1591513.

Additional information for investors can be found at http://investors.kcg.com.

Non-GAAP Financial Presentations

KCG believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding operating results. Selected financial information is included in the non-GAAP financial presentations for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013. KCG believes the presentations provide a meaningful summary of results of operations for each of the three month periods. Reconciliations of GAAP to non-GAAP results are included in the schedules in Exhibit 4.

About KCG

KCG is a leading independent securities firm offering investors and clients a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the strategic business combination (the “Mergers”) of Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”), including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions to the Mergers; (ii) the August 1, 2012 technology issue that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) the costs and risks associated with the sale of Knight’s institutional fixed income sales and trading business, the sale of KCG’s reverse mortgage origination and securitization business and the departure of the managers of KCG’s listed derivatives group; (iv) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by regulators, the New York Attorney General, Congress and the media on market structure issues, and in particular, the scrutiny of high frequency trading, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (v) past or future changes to organizational structure and management; (vi) KCG’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vii) KCG’s ability to keep up with technological changes; (viii) KCG’s ability to effectively identify and manage market risk, operational and technology risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (ix) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; and (x) the effects of increased competition and KCG’s ability to maintain and expand market share. The list above is not exhaustive. Readers should carefully review the risks and uncertainties disclosed in KCG’s reports with the SEC, including, without limitation, those detailed under “Risk Factors” in KCG’s Annual Report on Form 10-K/A for the year-ended December 31, 2013, and other reports or documents KCG files with, or furnishes to, the SEC from time to time.

CONTACTS

Sophie Sohn	Jonathan Mairs
Communications & Marketing	Investor Relations
312-931-2299	201-356-1529
media@kcg.com	jmairs@kcg.com

KCG HOLDINGS, INC.	Exhibit 1
CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(Unaudited)

	For the three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$258,297	$212,809	$86,765
Commissions and fees	112,257	111,083	25,499
Interest, net	948	433	(121)
Investment income (loss) and other, net	12,155	(951)	2,849

Total revenues	383,657	323,374	114,992

Expenses
Employee compensation and benefits	122,319	112,209	32,209
Execution and clearance fees	75,501	78,483	40,957
Communications and data processing	36,796	37,512	20,694
Payments for order flow	22,032	18,243	589
Depreciation and amortization	20,103	19,566	8,167
Debt interest expense	9,524	12,943	473
Collateralized financing interest	6,162	5,327	—
Occupancy and equipment rentals	8,285	9,358	3,296
Professional fees	5,402	7,734	6,725
Business development	1,683	1,923	25
Writedown of capitalized debt costs	7,557	13,209	—
Writedown of assets and lease loss accrual, net	266	10,500	2,238
Other	8,643	13,066	4,477

Total expenses	324,273	340,073	119,850

Income (loss) from continuing operations before income taxes	59,384	(16,699)	(4,858)
Income tax expense	22,467	787	1,974

Income (loss) from continuing operations, net of tax	36,917	(17,486)	(6,832)
(Loss) income from discontinued operations, net of tax	(1,253)	864	—

Net income (loss)	$35,664	$(16,622)	$(6,832)

Basic earnings (loss) per share from continuing operations	$0.32	$(0.15)	$(0.15)

Diluted earnings (loss) per share from continuing operations	$0.31	$(0.15)	$(0.15)

Basic earnings (loss) per share from discontinued operations	$(0.01)	$0.01	$—

Diluted earnings (loss) per share from discontinued operations	$(0.01)	$0.01	$—

Basic earnings (loss) per share	$0.31	$(0.15)	$(0.15)

Diluted earnings (loss) per share	$0.30	$(0.15)	$(0.15)

Shares used in computation of basic earnings (loss) per share	115,569	114,272	45,452

Shares used in computation of diluted earnings (loss) per share	117,898	114,272	45,452

(1)	First quarter 2014 and fourth quarter 2013 includes the results of KCG Holdings, Inc.

First quarter 2013 reflects solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC.	Exhibit 2
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

	March 31, 2014	December 31, 2013
	(In thousands)
ASSETS
Cash and cash equivalents	$651,096	$674,281
Cash and cash equivalents segregated under federal and other regulations	208,836	183,082
Financial instruments owned, at fair value:
Equities	2,205,013	2,298,785
Listed options	231,150	339,798
Debt securities	153,176	83,256

Total financial instruments owned, at fair value	2,589,339	2,721,839
Collateralized agreements:
Securities borrowed	1,367,050	1,357,387
Receivable from brokers, dealers and clearing organizations	1,472,860	1,257,251
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	140,874	146,668
Investments	96,369	125,413
Goodwill and Intangible assets, less accumulated amortization	202,280	207,754
Deferred tax asset, net	172,156	172,503
Other assets	129,416	147,322

Total assets	$7,030,276	$6,993,500

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,776,702	$1,851,006
Listed options	193,822	252,282
Debt securities	110,903	57,198
Other financial instruments	639	5,014

Total financial instruments sold, not yet purchased, at fair value	2,082,066	2,165,500
Collateralized financings:
Securities loaned	724,947	733,230
Financial instruments sold under agreements to repurchase	864,985	640,950

Total collateralized financings	1,589,932	1,374,180
Payable to brokers, dealers and clearing organizations	517,580	474,108
Payable to customers	552,119	481,041
Accrued compensation expense	54,591	149,430
Accrued expenses and other liabilities	185,440	172,406
Capital lease obligations	10,101	10,039
Debt	472,259	657,259

Total liabilities	5,464,088	5,483,963

Equity
Class A Common Stock	1,272	1,233
Additional paid-in capital	1,331,988	1,306,549
Retained earnings	247,342	211,678
Treasury stock, at cost	(15,879)	(11,324)
Accumulated other comprehensive income	1,465	1,401

Total equity	1,566,188	1,509,537

Total liabilities and equity	$7,030,276	$6,993,500

KCG HOLDINGS, INC.	Exhibit 3
PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*
(In thousands)
(Unaudited)

	For the three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
Market Making
Revenues	$277,346	$232,519	$102,067
Expenses	201,314	184,569	96,180

Pre-tax earnings	76,032	47,951	5,887

Global Execution Services
Revenues	87,220	84,065	9,274
Expenses	85,204	88,557	11,101

Pre-tax earnings (loss)	2,016	(4,491)	(1,827)

Corporate and Other
Revenues	19,091	6,790	3,651
Expenses	37,755	66,949	12,569

Pre-tax loss	(18,664)	(60,159)	(8,918)

Consolidated
Revenues	383,657	323,374	114,992
Expenses	324,273	340,075	119,850

Pre-tax earnings (loss)	$59,384	$(16,699)	$(4,858)

*	Totals may not add due to rounding.

First quarter 2014 and fourth quarter 2013 includes the results of KCG Holdings, Inc.

First quarter 2013 reflects solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC.	Exhibit 4
Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)*(1)
(in thousands)

Three months ended March 31, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$76,032	$2,016	$(18,664)	$59,384
Writedown of capitalized debt costs	—	—	7,557	7,557
Income resulting from the merger of BATS and Direct Edge, net	—	—	(9,644)	(9,644)
Writedown of assets and lease loss accrual, net	359	—	(93)	266

Non GAAP Income (Loss) from continuing operations before income taxes	$76,391	$2,016	$(20,844)	$57,563

Three months ended December 31, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$47,951	$(4,491)	$(60,159)	$(16,699)
Compensation and other expenses related to reduction in workforce	5,254	5,447	708	11,409
Professional and other fees related to Mergers and August 1st technology issue	—	—	2,785	2,785
Writedown of capitalized debt costs	—	—	13,209	13,209
Gain on strategic asset	—	—	(1,359)	(1,359)
Writedown of assets and lease loss accrual	—	1,681	8,819	10,500

Non GAAP Income (Loss) from continuing operations before income taxes	$53,205	$2,637	$(35,997)	$19,845

Three months ended March 31, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$5,887	$(1,827)	$(8,918)	$(4,858)
Compensation and other expenses related to reduction in workforce	2,111	530	378	3,019
Professional and other fees related to Mergers	—	—	5,576	5,576
Writedown of assets and lease loss accrual	—	—	2,238	2,238

Non GAAP Income (Loss) from continuing operations before income taxes	$7,998	$(1,297)	$(726)	$5,975

*	Totals may not add due to rounding
(1)	First quarter 2014 and fourth quarter 2013 includes the results of KCG Holdings, Inc.

First quarter 2013 reflects solely the results of GETCO Holding Company, LLC.